JOINT FILING AGREEMENT


                  Each of the undersigned hereby agree that the statement on
Schedule 13D with respect to the Common Stock, $.001 par value per share, of CEEE Group Corporation, dated November 18, 1996 is, and any amendments thereto signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) of the Securities Exchange Act of 1934.

Dated: November 18, 1996


                                         /s/ Norman J. Hoskin
                                         --------------------------------------
                                         Norman J. Hoskin



                                         THE KUNNI LEMMEL TRUST



                                         By: /s/ Hildeberto S. Defrias
                                             -----------------------------------
                                                 Hildeberto S. Defrias
                                                 Trustee


                                         By: /s/ Joseph E. Wakefield
                                             -----------------------------------
                                                 Joseph E. Wakefield
                                                 Trustee